EXHIBIT 99.1


          QWEST COMMUNICATIONS AND U S WEST ANNOUNCE STRATEGIC MERGER
                    TO CREATE $65 BILLION WORLDWIDE COMPANY

    Next-Generation Company Will Deliver High-Speed Internet Connections and
                  Integrated Services To Homes and Businesses

                 $69 In Qwest Stock For Each Share of U S WEST

                      Qwest Withdraws Offer For Frontier;
           U S WEST Terminates Merger Agreement With Global Crossing


DENVER, July 18, 1999 -- Qwest Communications International Inc. (Nasdaq: QWST) and U S WEST, Inc. (NYSE: USW) today agreed to a strategic merger creating an aggressive competitor that will offer customers in the United States and worldwide more choice and greater access to next-generation broadband Internet and telecommunications services.

The combination of Qwest and U S WEST, to be named Qwest Communications International Inc., will bring together the world's most advanced network providing broadband Internet communications -- from Qwest -- with the most innovative local communications and the nation's leader in providing high-speed Internet access through advanced DSL (Digital Subscriber Line) technology -- from U S WEST.

Qwest and U S WEST together will have a $65 billion market capitalization; $18.5 billion of pro forma year-2000 revenue; and $7.4 billion of pro forma year-2000 EBITDA (earnings before interest, taxes, depreciation and amortization). The transaction will be accounted for as a purchase and is structured to be tax-free to U S WEST shareowners to the extent of the Qwest stock delivered in the transaction.

The combined company expects to realize revenue synergies of $12 billion over a five- and-one-half-year period after closing. There also would be financial and operational scale and scope through lower unit costs realized by serving an expanding base of more than 29 million customers, including U.S. and European multinational firms. It is expected that the combination will be accretive to Qwest's earnings per share in the first year following completion of the transaction.

Separately, Qwest announced that it had withdrawn its offer to acquire Frontier Corporation. U S WEST also announced that it had terminated its merger agreement with Global Crossing.

The top executive position in the new company will be held by Joseph P. Nacchio, who will continue as Chairman and CEO of Qwest. Solomon D. Trujillo, now Chairman, President and CEO of U S WEST, will be a Chairman of Qwest and president of the combined company's broadband local and wireless business.


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Mr. Nacchio, Mr. Trujillo and Philip F. Anschutz, now the Chairman of the Board
of Qwest, will form an Office of the Chairman of the new company, which will oversee general corporate strategy, annual budgets and goals, as well as approval of any acquisition or disposition of a business, and the allocation of capital resources. Mr. Anschutz will serve as non-executive Chairman of the combined company's 14-member Board of Directors, which will be represented equally by the two companies, including Messrs. Nacchio and Trujillo.

Mr. Anschutz said, "I am proud to announce the merger of two very different industry leaders, Qwest and U S WEST, into what will be the most technologically advanced, aggressive and complete Internet-communications company in America. It is a merger of powerful symmetry bringing together the most advanced, broadband fiber-optic system with the most technologically advanced local communications company."

"This combination will create significant benefits for customers, employees and shareholders," said Mr. Trujillo. "Together we will create a powerhouse with end-to-end reach, innovative products, integrated wireline and wireless services, and broadband and Internet capabilities that are truly cutting edge."

Mr. Nacchio said, "This transaction positions Qwest to be the benchmark, large-cap growth company in the new millennium. Together we will have the scale, scope and growth characteristics to deliver greater long-term value for our shareowners.

"We will achieve our targets by giving customers more choice and superior service, bringing competition and the best in telecommunications services to the marketplace. In addition, we will move rapidly to achieve the necessary freedoms to offer long-distance service to all of our customers," Mr. Nacchio said.

Mr. Anschutz said, "Joe Nacchio has led Qwest through the completion of the country's first fiber-optic network and into Qwest's position as the world's pre-eminent Internet-based communications company. His truly remarkable insight into the convergence of traditional communications and the most sophisticated Internet technology and applications has created the global communications giant for the next millennium, reaching from the United States to Europe, Asia and Mexico. Joe's vision and tenacity will drive the new Qwest towards achieving our goal of creating the most complete advanced, reliable Internet-based communications company in the world."

Mr. Anschutz also said, "Sol Trujillo has taken a traditional regional Bell company and transformed it into a visionary, technologically advanced company. U S WEST was the first company in the country to develop high-speed DSL technology and now has nearly 50% of the market share, and U S WEST is so far the only company in America to market an advanced wireless PCS system that integrates wire-based and wireless technologies. Sol's vision, innovation and aggressive pursuit of new technologies and markets have led U S WEST to the forefront in high-speed, Internet and data access."

Mr. Anschutz added, "The new Qwest will create solid, value-oriented growth, and will provide business and residential customers with the best and most reliable service available."


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TERMS OF THE TRANSACTION

Under terms of the merger agreement, Qwest will issue shares of its common stock having a value of $69.00 for each share of U S WEST common stock, subject to a "collar" on Qwest's average stock price between $28.26 and $39.90 per share. The number of Qwest shares to be issued for each U S WEST share will be determined by dividing $69.00 by the average of the daily volume weighted average prices of Qwest common stock for 15 randomly selected trading days over a 30-day measurement period ending three days before the closing of the transaction, provided that Qwest will not issue more than 2.44161 shares for each U S WEST share or less than 1.72932 shares for each U S WEST share.

The obligation, if necessary, under the "collar" may be satisfied in whole or in part with cash if Qwest's average stock price is below $38.70 per share. In determining the cash amount for the collar, Qwest and U S WEST will consider Qwest's desire to reduce dilution to its shareowners, U S WEST's potential desire to provide a cash element to its shareowners and both companies' desire to maintain the company's strong financial condition. If the companies decide to provide cash as part of the collar consideration, the minimum exchange ratio would be 1.783.

U S WEST may terminate the merger agreement if the closing price of Qwest's shares is below $22.00 for 20 consecutive trading days before the closing, or if the average Qwest share price during the measurement period is less than $22.00.

The Boards of Directors of both Qwest and U S WEST have unanimously approved the proposed merger. The merger is subject to approval by the shareowners of both companies, federal and state regulatory approvals and other customary closing conditions. Mr. Anschutz, who beneficially owns approximately 39 percent of the outstanding shares of Qwest, has agreed to vote his shares in favor of the merger. Closing of the merger is expected by mid-2000.

In connection with the termination of the U S WEST and Global Crossing merger agreement, U S WEST paid Global Crossing a break-up fee of $140 million in cash and agreed to return $140 million in Global Crossing shares, valued at $62.75 per share, purchased by U S WEST in connection with its agreement with Global Crossing. Qwest advanced to U S WEST the $140 million cash payment and agreed to purchase $140 million in services from Global Crossing over four years at the best commercially available prices.

PEOPLE, SYSTEMS TO GROW INTERNET SERVICES

The combined company will employ approximately 64,000 people. Its headquarters will be located in the U S WEST headquarters building in downtown Denver and it will continue to be listed on the Nasdaq National Market under Qwest's existing trading symbol, "QWST."

Mr. Nacchio and Mr. Trujillo said that the new company will draw upon its combined employee base and billing and provisioning systems to achieve greater local connectivity for new Internet services. Building from U S WEST's largest markets, such as Denver, Minneapolis, Phoenix, Portland, Salt Lake City and Seattle, the combined



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company will be an even more powerful Internet-based competitor across the country and throughout the world.

Qwest said that as of the merger closing it would divest itself of its interLATA (Local Access and Transport Area) long-distance services in the U S WEST region to comply with the federal Telecommunications Act that currently restricts such operations. U S WEST said that it intended to accelerate its efforts to provide unrestricted long distance services to comply with the Telecommunications Act.

TECHNOLOGY WILL DRIVE THE GROWTH OF THE NEW ENTERPRISE

To enhance its ability to provide advanced applications and services, the new company will continue to build on Qwest's and U S WEST's technology alliances with Cisco, Hewlett-Packard, Microsoft, Oracle, SAP America, Siebel Systems and Sun Microsystems, as well as its strategic investments in Advanced Radio Telecom Corp., Critical Path, BackWeb and Intertainer.

In addition, Qwest and U S WEST will leverage the skill sets and distribution channels Qwest has acquired through its recently announced joint venture with KPMG, called Qwest Cyber.Solutions, to sell new Internet and Web hosting e-commerce products into U S WEST's robust business markets.

CUSTOMER BENEFITS OF THE TRANSACTION

The combination of the companies will generate many additional customer benefits:

     - The Qwest/U S WEST merger increases competition because its fiber and DSL broadband technology offers the most substantial and distinctive alternative to AT&T's cable-telephony service.

     - As the nation's leader in DSL high-speed Internet access, U S WEST currently has deployed the service in more than 40 cities to central offices serving 5.5 million customer households. Qwest/U S WEST plans to aggressively deploy DSL to customers in major markets across the U.S. and ultimately worldwide.

     - The implementation of the shared growth strategy of each company, including deployment of the industry-leading Internet Protocol (IP) platform, will accelerate local broadband connectivity services for millions of customers.

     - Enhanced leadership in value-added Internet services through the combination of seven Qwest CyberCenter Web-hosting facilities with U S WEST's !NTERPRISE data networking business, which currently serves 225,000 Internet access customers.

     - Qwest's next-generation network allows customers to navigate the Internet at high speed in the U.S. and beyond...

          -    Qwest's reliable, scalable and secure Macro Capacity Fiber
               Network,

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               spanning 18,500 miles in the U.S., combined with U S WEST's
               40,400-mile network, as well as Qwest's undersea cables connecting the U.S. with Japan and the Asia-Pacific region.

          - Qwest's venture with KPN, the Dutch telecommunications company, to build and operate a high-capacity European fiber-optic, IP-based network -- extending 2,100 miles today and 8,100 miles when it is completed in 2001 - to be linked to Qwest's U.S. network via undersea cables.

     - Qwest/U S WEST will continue to aggressively deploy advanced PCS wireless services. U S WEST currently offers its innovative, integrated Advanced PCS service to some 300,000+ customers throughout the West and Midwest.

     - U S WEST Dex continues to be an industry leader with the availability of its Internet Yellow Pages. This service provides customers with continuously up-to-date directory information available from the Internet. More than two million users visit the site monthly, a threefold increase from early 1998.

     - Qwest/U S WEST commits to aggressively taking steps to enter the long distance market across U S WEST's 14-state region.

FINANCIAL BENEFITS OF THE TRANSACTION

Qwest and U S WEST expect the combined company to have a compounded average annual revenue growth rate of approximately 15-17 percent, and a targeted compounded annual EBITDA growth rate of 20 percent, in each case for the period 2000 through 2005.

The combined company expects to realize revenue synergy of $12 billion over a five-and-one-half-year period after closing. In addition, the combined company expects to achieve cost savings of $4.4 billion, and capital-expenditure synergies in excess of $2 billion over the period.

After closing, the new company initially will pay a quarterly dividend of $0.0125 per Qwest common share. U S WEST intends to pay a quarterly dividend of
53.5 cents until the closing of the transaction.

Qwest's financial and legal advisers on the transaction are Donaldson, Lufkin & Jenrette and Davis Polk & Wardwell, respectively. U S WEST's financial advisers are Lehman Brothers and Merrill Lynch, and its legal advisers are Cadwalader, Wickersham & Taft.

ABOUT U S WEST

U S WEST (NYSE: USW) provides a full range of telecommunications services -- including wireline, wireless PCS, data networking, directory and information services -- to more than 25 million customers nationally and in 14 western and midwestern states. More information about U S WEST can be found on the Internet at www.uswest.com.

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ABOUT QWEST

Qwest Communications International Inc. (Nasdaq: QWST) is a leader in reliable and secure broadband Internet-based data, voice and image communications for businesses and consumers. For more information, please visit the Qwest web site at www.qwest.com.

This release contains forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest and U S WEST with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, failure to complete the network on schedule and on budget, financial risk management and future growth subject to risks, the companies' ability to achieve Year 2000 compliance, and adverse changes in the regulatory or legislative environment. This release may include analysts' estimates and other information prepared by third parties for which the companies assume no responsibility. The companies undertake no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of Qwest Communications International Inc. in the U.S. and certain other countries. The U S WEST logo is a registration trademark of U S WEST, Inc. in the U.S.

Contacts:       Qwest Communications             U S WEST
                Tyler Gronbach (Media)           David Beigie (Media)
                (303) 992-2155                   (303) 896-5528
                tyler.gronbach@qwest.com         Pager: (800) Sky-Page, #2553129
                                                 dbeigie@uswest.com

                Lee Wolfe (Investors)            Dave Banks (Investors)
                800-567-7296                     (303) 896-5528
                ir@qwest.com                     dbanks@uswest.com




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                            BACKGROUNDER FACT SHEET

     "The Qwest/U S WEST merger will unite the nation's most innovative local communications firm with the world's most advanced fiber backbone provider"

NEXT-GENERATION NETWORK

The combined company will take the nation's fastest, most reliable advanced fiber-optic network -- with more bandwidth than the networks of AT&T, Sprint, and MCI Worldcom combined -- and link it directly to 29 million customers.

o Qwest's 2.4 gigabit (OC-48) nationwide Internet Protocol (IP) backbone network will connect directly with U S WEST's advanced network.

o    Combined, the two companies will be able to serve customers with more than
     2.6 million miles of deployed fiber in the U.S. and another 1.3 million deployed fiber worldwide.

o The power of this combination will be fully unleashed when interLATA service restrictions are lifted.

o Qwest will connect directly with a U S WEST network that features 99.2% digital switching technology.

o The new company will bring to customers U S WEST's advanced frame relay offerings -- one of the nation's largest -- combining forces with U S WEST's 417 frame relay switches, 60,500 frame relay ports and over 93 ATM switches.

o Qwest customers will enjoy a superior Internet experience by combining U S WEST's high-speed DSL and VDSL services with Qwest's next-generation Internet backbone stretching across the nation and around the world.

IP-HOSTED APPLICATIONS

Beyond offering customers high-speed "pipes," Qwest and U S WEST will offer customers one of the nation's most robust set of Internet and Web-Hosting services.

o Through Qwest's newly announced Cyber.Solution service, the combined company will be able to offer U S WEST business customers web-hosted enterprise resource planning, sales force automation, and customer service applications through alliances with KPMG, Siebel Systems, SAP, and Oracle.

o Through U S WEST hosted applications portfolio, customers will have access to: Real Networks streaming media, database hosting, Lotus Notes and Domino hosting services, distance learning applications, as well as Sun Microsystems and Microsoft-managed platform solutions, hosted e-mail and collaboration services, managed firewall solutions, and hosted applications from USinternetworking services.

INTERNET ACCESS

When combined, Qwest and U S WEST will be one of the nation's leading providers of high-speed and direct access to the Internet.

o Qwest's Macro Capacity Fiber Network will now have direct access to local loops serving 29 million U.S. customers.

o U S WEST dial-up, ISDN, T1, DSL and VDSL customers will enjoy superior Internet access with direct connections to Qwest's national and international infrastructure.

o The new company will offer one of the nation's largest offerings of direct private networks.

o The two companies will be able to combine U S WEST's pioneering work in wireless data and Qwest's ART wireless technology to focus on new wireless data opportunities for both business customers and consumers.

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                            QWEST/U S WEST FIRSTS

U S WEST

o In September 1997, U S WEST introduced Advanced PCS, the first-in-the-nation "one-number" integrated wireless/wireline service.

o U S WEST was first in the roll-out of broadband ADSL, and continues to lead in deployment of MegaBit Services, a high-speed Digital Subscriber Line (DSL) data service. Passing some 5.5 million homes, this "always-on" service now provides the benefits of the Information Age to some 50,000 residential and business customers - and nearly half of the DSL subscribers nationwide.

o U S WEST offers the nation's first integrated digital TV and on-line service over existing home phone lines, utilizing advanced VDSL technology, now with 4,000 customers and over 100,000 homes passed in Phoenix.

o U S WEST !NTERPRISE has achieved a top 3 position as a national frame relay service provider, with over 6,000 customers, 65,000 ports, 417 switches and nationwide coverage.

o U S WEST !NTERPRISE is 1st to market with integrated `Internet appliances' for the consumer market, including WebVision (ADSL enabled WebTV-like capability), low-cost `Web Phones' and Web-to-Go Internet wireless PCS services.

o U S WEST !NTERPRISE has achieved 1st tier ISP performance -- achieving the best 1st year penetration of all RBOCs as a consumer ISP, with over 225,000 subscribers for the company's U S WEST.net Internet service.

o U S WEST Dex continues to be an industry leader with the availability of its Internet Yellow Pages. This service provides customers with continuously up-to-date directory information, and now attracts nearly 2 million visits per month - a threefold increase from early 1998 levels.

QWEST

o Built the industry's first native IP network with more bandwidth that the networks of AT&T, Sprint and MCI Worldcom combined.

o First communications company to offer voice services over an IP network to businesses and consumers.

o In the fall of 1998, Qwest announced that it would be the first company to offer OC-48 IP high-speed connectivity to businesses in the U.S.

o Qwest offers frame-relay services to more international destinations than any of the other major carriers.

o More that 70% of Cisco's latest, state-of-the-art routing technology is deployed in the Qwest network.

o First major company to offer businesses end-to-end, hosted-Internet applications.


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                     GLOBAL TELECOMMUNICATIONS COMPARISONS

Qwest/U S WEST

o    1998 Revenues $14.6 billion.

o    Next-generation data network.

o Developing trans-continental links between Asia, North America, and Europe.

o    4th largest long distance company.

o Leader in data networking (frame relay, ATM, LAN-switched services) DSL data services, VDSL multimedia services, and in-region advanced PCS wireless service.

o    Serves 25 million local customers.

AT&T

o    1998 Revenues $59 billion.

o    Operates nation's largest long-distance business.

o    Offering local business service through TCG acquisition.

o Also entering local market via cable acquisitions of TCI and MediaOne - facing upgrade costs to convert network for Internet and telephone use.

o    Launched BT venture.

MCI Worldcom

o    1998 Revenues $17.7 billion.

o    Operates one of the world's largest data networks.

o    Second largest long-distance company.

o    Offering local business service.


Sprint

o    1998 Revenues $17.1 billion

o    Third largest long distance company

o    Holds major assets in every telecommunications business.

o    Operating nation-wide PCS wireless service.


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